                                                                    EXHIBIT 10.3


                                                                  EXECUTION COPY

                                SUPPLY AGREEMENT

     This Supply Agreement (the "Agreement") is entered into as of this 30th day of April, 1999, by and between Pemstar Inc., a Minnesota corporation ("Pemstar"), Pemstar B.V., a corporation formed under the laws of the Netherlands ("Supplier"), Fluke Corporation, a Washington corporation ("Fluke") and Fluke Industrial B.V., a corporation formed under the laws of the Netherlands ("Purchaser").

                                    RECITALS
                                    --------

     WHEREAS, Pemstar, Supplier, Fluke and Purchaser are parties to that certain Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement"); and

     WHEREAS, pursuant to the Asset Purchase Agreement, Purchaser is selling, assigning and transferring to Supplier certain assets (the "Acquired Assets") previously used by Purchaser to manufacture certain products; and

     WHEREAS, Purchaser desires to purchase from Supplier, and Supplier desires to sell to Purchaser, on the terms and conditions set forth herein, certain products previously manufactured by and certain engineering services previously provided by Purchaser with the Acquired Assets.

     NOW THEREFORE, in consideration of the representations, warranties, covenants, obligations and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, upon the terms and subject to the conditions contained herein, agree as follows:

                         ARTICLE l: CERTAIN DEFINITIONS
                         ------------------------------

          1.1 "Affiliates" shall mean any Person that directly, or indirectly through one or more Persons, controls or is controlled by, or is under common control with, the Person specified. As used herein, "control", "controls" and "controlled" means the ownership of 50% or more of the voting interests of the Person in question.

          1.2 "Derivatives" shall mean any product derived from an existing Product which has the same basic technology and function as the existing Product, meaning that it is intended to perform substantially the same basic functions albeit with the same or altered capabilities or features.

          1.3 "End of life inventory" shall mean those items identified on Appendix F and any items added to such list throughout the term of this Agreement upon the mutual agreement of the parties hereto.

          1.4 "Engineering Services" shall mean the engineering and design services set forth on Appendix B attached hereto.

          1.5 "Facility" shall have the meaning set forth in the Asset Purchase Agreement.

          1.6 "Laws" shall mean all applicable foreign and domestic federal, state and local statues, laws, common law, case law, rules and regulations.

          1.7 "Minimum Annual Commitments" shall mean the commitments set forth in Appendix C hereto.

          1.8 "Nonconforming Engineering Services" shall mean Engineering Services which do not comply with the Specifications or with applicable Laws at the time of the performance of the Engineering Services.

          1.9 "Nonconforming Products" shall mean Products which do not comply with the Specifications at the time of shipment by the Supplier.

          1.10 "Person" shall mean a corporation, limited liability company, association, partnership, organization, trust, joint venture or other legal entity, an individual or a governmental authority.

          1.11 "Products" shall mean the products set forth on Appendix A attached hereto and all revisions and upgrades to and Derivatives thereof.

          1.12 "Specifications" shall mean (1) (x) the formulas and specifications for the Products and their production, processing, packaging and quality control and the administrative procedures relating thereto, as set forth in Purchaser's archiving/product data management system (subject to any modifications described in the next sentence), (y) the specifications for Engineering Services and the administrative procedures relating thereto, in each case as set forth in written instructions to be delivered by Purchaser to Supplier in connection with each request for Engineering Services, and (z) general and specific standards of quality and workmanship normal and usual in the type of manufacturing contemplated by this Agreement, including without limitation ISO 9000 certification and calibration practices, and (2) to the extent not inconsistent with Section 1.12(l), the actual operating conditions and practices of Supplier, as amended from time to time upon reasonable advance notice to Purchaser. Purchaser reserves the right at any time to unilaterally modify, delete or add to the Specifications provided that Purchaser allows Supplier reasonable time in each instance to implement any changes necessitated by such revisions in the Specifications so that the Products and Engineering Services will remain in compliance with the Specifications. If any such modifications result in additional costs to Supplier, Supplier shall be entitled to a mutually agreed increase in the applicable purchase price equal to the reasonable additional costs resulting therefrom. In case such modification requires engineering effort, Purchaser shall provide Supplier with a purchase order.

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                         ARTICLE 2: TERM AND TERMINATION
                         -------------------------------

          2.1 Term. This Agreement shall commence immediately following the Closing Date ("Closing Date") set forth in the Asset Purchase Agreement, and (unless earlier terminated pursuant to Section 2.2) shall continue until the third anniversary of the Closing Date (the "Term"); provided, that the Term shall automatically be extended for successive one-year terms thereafter unless (1) either party delivers written notice of termination to the other party no less than one hundred and eighty (180) days prior to the end of the then-current Term, or (2) Purchaser and Supplier fail to agree on pricing and volume commitments for such renewal period not less than sixty (60) days prior to the end of the then-current Term.

          2.2 Termination for Breach. Notwithstanding the foregoing, either party may terminate the Agreement at any time if the other party Breaches this Agreement. The following actions shall each constitute a "Breach" of this Agreement:

               (a) The institution by Supplier or Purchaser of a voluntary, case under any chapter of the Bankruptcy Code (Title 11, United States
          Code), or any equivalent or similar action under any other Law in effect at such time relating to bankruptcy or insolvency, or if a petition is filed against Supplier or Purchaser under the Bankruptcy Code, or if a petition is filed seeking any such equivalent or similar relief against Supplier or Purchaser under any other Law in effect at the time relating to bankruptcy;

               (b) If Supplier or Purchaser makes a general assignment for the benefit of creditors;

               (c) If Supplier or Purchaser admits in writing an inability to pay its debts generally as they become due;

               (d) If Supplier or Purchaser has appointed (voluntarily or involuntarily) a trustee, receiver, custodian or agent under applicable Law or under contract to take charge of property of Supplier or Purchaser for the purpose of general administration of such property for the benefit of Supplier's or Purchaser's creditors, respectively;

               (e) If Supplier or Purchaser materially breaches or fails to observe or perform any of its covenants, obligations, conditions or agreements under this Agreement and such breach is not cured within thirty (30) days after written notice to the breaching party advising of such breach. Without limiting the foregoing, Supplier's continuing failure to comply with the Performance Standards (as defined in Section 6.1) shall be deemed a material breach of Supplier's covenants, obligations, conditions and agreements hereunder;

          2.3 Change of Control. Notwithstanding anything to the contrary herein, Purchaser may in its sole discretion terminate this Agreement immediately upon a Change of Control. For purposes of this Section 2.3, a Change of Control shall include the sale, assignment, transfer or disposal of all or substantially all of the assets of Supplier, or the acquisition in any manner by any person or entity, or related group of persons or entities, of a controlling interest in the voting stock of Supplier or in the voting stock of any entity which owns or controls Supplier, in each case made without the prior written consent of Purchaser (which consent may be withheld in Purchaser's sole discretion).

          2.4 Assistance by Supplier. If Supplier Breaches this Agreement and Purchaser chooses to terminate this Agreement pursuant to Section 2.2 or if this Agreement terminates pursuant to Section 2.1, Supplier will provide Purchaser with all reasonable assistance in implementing Purchaser's manufacturing and support system for production and distribution of the Products; provided, however, that Purchaser shall pay Supplier reasonable compensation for such assistance if the Agreement terminates pursuant to
     Section 2.1.

          2.5 Return of Retained Equipment. Within thirty (30) days after termination of this Agreement, Supplier shall make available for delivery at its dock all Retained Assets (as defined in the Asset Purchase Agreement). Notwithstanding the foregoing, Purchaser shall have the right at any time in its sole discretion to remove all or any portion of the Retained Assets (as defined in the Asset Purchase Agreement) if and only to the extent such Retained Assets are not necessary for Supplier to perform its services hereunder, whether located at Supplier's premises or elsewhere, and such removal shall have no effect on Purchaser's Minimum Annual Commitments or on any other provision of this Agreement.

          2.6 End-of-Life Inventory Purchases. Upon termination of this Agreement, Purchaser will purchase from Supplier, and Supplier will sell to Purchaser, all end-of-life inventory relating to the Products, for a purchase price equal to the net amount actually paid by Supplier for such end-of-life inventory plus 5%, less any discounts, returns or allowances provided for such inventory at the time of Supplier's purchase thereof.

                         ARTICLE 3: PRODUCTS AND PRICING
                         -------------------------------

          3.1 Description. During the Term, Supplier agrees to (1) manufacture for and sell to Purchaser the products and spare parts described in Appendix A (including all revisions and upgrades to and Derivatives thereof, the "Products"), as ordered by Purchaser from time to time, and
     (2) provide the engineering and design services described on Appendix B (the "Engineering Services"), as requested by Purchaser from time to time. During each year of the Term, Purchaser will purchase Products and Engineering Services from Supplier in an aggregate purchase price to Purchaser not less than the target amounts set forth for such year on Appendix C attached hereto (with respect to each year, the "Minimum Annual Commitment"); provided, that the amounts set forth on Appendix A, B and C in United States Dollars shall be converted to Dutch Guilders at a rate of
     2.0829 Dutch Guilders per United States Dollar. Each of the Products and Engineering Services sold by Supplier to Purchaser pursuant to the terms hereof shall conform to the Specifications. Supplier also agrees to manufacture and sell to Purchaser, as ordered by Purchaser, spare parts relating to newly developed products, which spare parts and the prices therefor the parties shall reasonably agree to.

          3.2 Resale. Supplier will not manufacture for or grant to anyone else the right to manufacture, sell or distribute the Products, including without limitation any Derivative of the Products.

          3.3 Product Changes. Supplier will make changes to the Products and Engineering Services for Purchaser in accordance with Purchaser's written instructions and pursuant to the terms of Section 1.12.

          3.4 Pricing. The purchase prices for each of the Products and the Engineering Services purchased by Purchaser hereunder shall be as set forth on Appendices A and B attached hereto.

          3.5 Equipment. Supplier shall provide all equipment, materials and personnel necessary to manufacture, package and ship Products and perform Engineering Services in accordance with the terms hereof without any additional costs to Purchaser beyond those incorporated into the respective purchase prices set forth on Appendices A and B attached hereto.

          3.6 Non-Competition and Non-Solicitation.

               (a) Supplier covenants and agrees that from the date hereof until the second anniversary of the termination or expiration of this Agreement, anywhere in the world, it shall not and shall cause each of its Affiliates not to, for any reason whatsoever, directly or indirectly:

                    (i) engage in the manufacture, production, design,
               engineering, importation, purchase, marketing, sale, distribution, research or development of any products which directly or indirectly compete with, or are the same as, have a similar purpose as, or are similar to the trade dress of, the Products; or

                    (ii) call upon or solicit any employee of Purchaser or any of Purchaser's affiliates for the purpose or with the intent of enticing such employee away from or out of the employ of Purchaser or Purchaser's affiliate, or solicit any then-current or past representatives, distributors or customers of Purchaser or of any affiliate of Purchaser for the purpose of carrying, buying, selling, manufacturing, distributing or soliciting customers for, any products that compete with the Products.

               (b) Purchaser covenants and agrees that from the date hereof until the second anniversary of the termination of expiration of this Agreement, any where in the world, it shall not and shall cause each of its Affiliates not to, for any reason whatsoever, directly call upon or solicit any employee of Supplier or any of Supplier's Affiliates for the purpose or with the intent of enticing such employee away from or out of the employee of Supplier or Supplier's Affiliate,

               (c) Notwithstanding anything to the contrary herein and without limiting Purchaser's right to terminate pursuant to any other provision of this Agreement, Purchaser shall have the right to immediately terminate this Agreement if (i) Supplier breaches any provision of

          Section 3.6(a)(i), or (ii) Supplier enters into any agreement with any competitor of Purchaser relating to, or consummates with any competitor of Purchaser, a Change of Control of Supplier. "Change of Control" is defined as (a) an acquisition of Supplier by means of a stock purchase, merger, consolidation or other business combination in which the shareholders of Supplier immediately prior to such stock purchase, merger, consolidation or other business combination hold less than 50% of the outstanding securities (either voting control or economic interests) of the surviving business entity immediately following such stock purchase, merger, consolidation or other business combination, (b) a sale or license of all or substantially all of Supplier's assets, or (c) a sale or other transfer of Supplier's rights to manufacture any of the Products that Purchaser is continuing to purchase.

                         ARTICLE 4: PURCHASE COMMITMENTS
                         -------------------------------

          4.1 Purchaser Twelve Month Forecasts. For each Product, Purchaser will provide to Supplier a twelve-month rolling forecast setting forth the amount of Product Purchaser expects to purchase from Supplier during such period, and will update each such forecast quarterly in advance. Purchaser shall have no obligation to purchase the amounts specified in such forecasts and such forecasts do not represent firm purchase orders and are subject to change by Purchaser.

          4.2 Purchaser Commitments. Purchaser will provide Supplier a rolling 3-month commitment which will be updated every month. Purchaser commits to purchase the number of units of finished Product set forth in each 3-month commitment, as updated. Delivery of products will take place only on committed purchase orders.

          4.3 Minimum Annual Commitments.

               (a) Supplier shall notify Purchaser within thirty (30) days after the end of any year during the Term if Purchaser is likely to fall short of its Minimum Annual Commitment with respect to such year, and within sixty (60) days after the end of such year shall specify the amount by which Purchaser is then short of the applicable Minimum Annual Commitment. If Purchaser fails to purchase at least the Minimum Annual Commitment applicable to the Products, it may cure that breach by sending to Supplier a prepaid purchase order for a sufficient number of Products to meet the commitment. With respect to any year during the Term during which Supplier has utilized the Facility at or near single-shift capacity for such year, the parties hereto shall negotiate in good faith with respect to enforcement of the Minimum Annual Commitment for such year.

               (b) If Purchaser fails to order at least the Minimum Annual Commitment applicable to the Engineering Services, in either (i) accepted open purchase orders for services during the term, (ii) paid or prepaid invoices, or (iii) invoiced amounts (without double counting such amounts from year to year), then it may cure that breach by paying an invoice from Supplier for the difference between the sum of such (1) open purchase orders, (2) paid or prepaid invoices, and
          (3) invoiced amounts, and the amount of Minimum Annual Commitment. Accepted purchase orders for Engineering Services shall be deemed to include Engineering Services purchase orders rejected by Supplier, due to Supplier's inability to meet the normal reasonable requirements of Purchaser.

          4.4 Supplier will buy end-of-life inventory stock as mutually agreed with Purchaser and at Purchaser's risk of buy back pursuant to Section 2.6.

                         ARTICLE 5: DELIVERY & SHIPMENT
                         ------------------------------

          5.1 Delivery Terms. Orders for Products and requests for Engineering Services submitted by Purchaser under this Agreement will be initiated by written purchase orders to Supplier sent via mail, facsimile or electronic transfer. Products will be delivered and Engineering Services supplied against Purchaser purchase orders received by Supplier during the Term. To the extent not inconsistent with this Agreement, the terms and conditions set forth on Purchaser's current Standard Terms and Conditions of Sale, attached hereto as Appendix D, shall govern each order of Products and request for Engineering Services purchased by Purchaser pursuant to this Agreement, notwithstanding anything to the contrary in Supplier's then-current order form. Notwithstanding the foregoing, (i) the Specifications shall control and override the provisions of Section 5.2 of Appendix D, and (ii) Purchaser shall be responsible for all duties to be paid on the Products. Product deliveries and provision of Engineering Services may occur up to ninety days after the end of the Term.


          5.2 Timing of Delivery.

               (a) Supplier shall use commercially reasonable efforts to fill all orders submitted by Purchaser on the date stipulated on the applicable purchase order, or if no such delivery date is stipulated, within thirty (30) days after receipt of such purchase order. Products received more than ten (10) days in advance of the stipulated delivery date may be rejected at Supplier's risk and expense pursuant to
          Section 8.1. Supplier will promptly notify Purchaser in the event deliveries may be delayed three (3) days or more beyond the scheduled delivery date.

               (b) Supplier shall use commercially reasonable efforts to provide all Engineering Services by the date stipulated on the applicable purchase order. Supplier will promptly notify Purchaser in the event provision of Engineering Services may be delayed three (3) days or more beyond the scheduled delivery date.

          5.3 Delivery Process. All Products delivered pursuant to this Agreement shall be packed in accordance with the requirements described in the Specifications and marked for shipment at such address as Purchaser shall specify in writing in the purchase order (the "Shipping Address"). All deliveries under this Agreement will be delivered to Purchaser or its carrier agent F.O.B. (as defined in the Uniform Commercial Code) the shipping point (Supplier's dock). The risk of loss and title in all deliveries made hereunder shall transfer to Purchaser upon Supplier's delivery to the carrier.

          5.4 Payment Terms. Supplier shall invoice Purchaser upon shipment of the Product to

     Purchaser and/or provision of the Engineering Services to Purchaser, as applicable, based on the pricing and terms set forth on Appendix A and/or B, as applicable. Each invoice will include Purchaser's purchase order and the aggregate purchase price therefor, plus freight, taxes, duties and other costs prepaid by Supplier, if any. All payments made under this Agreement shall be in Euros. Payment terms shall be thirty (30) days after the later of (i) the date of invoice, or (ii) the date of shipment of Products to the correct Shipping Address and/or completion of the Engineering Services, as applicable.

          5.5 Cancellation of Orders. Purchaser may cancel orders for Products or Engineering Services, without further obligation, upon at least thirty
     (30) days notice to Supplier; provided, however, that if Purchaser cancels orders for any Products which are to be custom-manufactured pursuant to Purchaser's instructions, Purchaser shall pay for raw materials, work in process and finished Products relating to such custom-manufactured Products plus 5%. The aggregate number of finished Products and Products in process at any given time shall not exceed the number placed on confirmed purchased orders received by Supplier. Purchaser shall not pay for raw materials and work in process that may be used by Supplier for the manufacture of other products or diverted for any other purpose; provided that Purchaser shall pay for any manufacturing charges required to modify such raw materials or work in process so that they may be so used or diverted.

                        ARTICLE 6: PERFORMANCE EVALUATION
                        ---------------------------------

          6.1 Purchaser and Supplier will meet as necessary to evaluate each party's performance hereunder, including without limitation its on-time delivery and quality ratings and volume commitments and forecasts. With respect to the Products, Supplier shall, on a commercially reasonable efforts basis, maintain at least a 90% on-time delivery rating (delivery shall be deemed on-time if no more than three days early and no days late) and a 98.5% quality rating (as measured by units rejected divided by total units received) (collectively, the "Product Performance Standards"). With respect to the Engineering Services, Supplier shall perform the Engineering Services in accordance with commercially reasonable standards in the applicable industry (the "Engineering Services Performance Standards" and together with the Product Performance Standards, the "Performance Standards"). Should Supplier fail to meet any of the Performance Standards, Supplier will use commercially reasonable efforts to create or modify applicable processes to remedy such failure; provided, however, that such remedial action shall not release Supplier from liability to Purchaser for damages and other losses incurred by Purchaser as a result of Supplier's failure to meet the Performance Standards.

          6.2 Supplier will use commercially reasonable efforts to achieve a 100% on-time delivery rating and a 100% quality rating, and will work toward a zero-defect policy in connection with Products and Engineering Services provided hereunder.

                              ARTICLE 7: INSPECTION
                              ---------------------

          7.1 Records. Supplier shall maintain true, accurate and complete records in respect of

     Product production, packaging, storage, testing and shipment hereunder, and the performance of the Engineering Services ("Records") in accordance with Supplier's records retention policy, a copy of which has been provided to Purchaser prior to or on the date hereof. Upon written notice from Purchaser to Supplier, Supplier shall permit Purchaser to (1) inspect the Records at reasonable times and locations, and (2) take inventory of the Products, and the materials used to produce the Products, produced and manufactured by Supplier for Purchaser.

          7.2 Plant Inspection. During the Term and upon reasonable prior written notice, Purchaser may inspect, at Purchaser's cost, areas of the plant or plants where Products are manufactured, handled, tested, packaged or stored or Engineering Services are developed, performed or tested hereunder for the purposes of inspecting such plants and its facilities, the Products, the Engineering Services and the procedures followed by Supplier; provided, however, that such inspection(s) shall not relieve Supplier of any of its other obligations hereunder. Supplier shall, in good faith, explore the possibility and feasibility of changing its procedure(s) whenever such changes are determined by Purchaser as necessary or desirable in order to correct and/or improve the Products and/or the Engineering Services and the procedures followed hereunder.

          7.3 Audit. Purchaser may use its internal personnel or retain an independent auditor, bound by a standard confidentiality agreement, to audit Supplier's books and records no more than once annually to determine and review Supplier's costs and quality in connection with the Products and Engineering Services provided hereunder. If such independent auditor finds that Supplier has overcharged Purchaser for purchases of Products or Engineering Services and Supplier does not dispute the findings, Supplier shall pay to Purchaser the amount of overcharge by wire transfer of immediately available funds within ten (10) days after receiving such independent auditor's report itemizing such overcharges. If Supplier disputes any of the findings of the independent auditor, Supplier and Purchaser shall review the findings and attempt to resolve the dispute in good faith for a period of 30 days. If the parties cannot resolve the dispute within such 30 day period, the issue shall be submitted to an independent auditor mutually agreeable to Purchaser and Seller, whose finding shall be binding upon Purchaser and Seller.

          7.4 Product Quality Information. In an effort to analyze and/or improve Product quality and compare Supplier's information with that obtained by Purchaser in the field, Purchaser may, no more than twice annually, obtain Supplier's records pertaining to Product manufacturing quality and defects. That information shall be for Purchaser's internal use only and Purchaser shall treat it as Supplier's proprietary and confidential information.

                          ARTICLE 8: PRODUCT REJECTION.
                          -----------------------------

          8.1 Supplier shall not knowingly ship any Nonconforming Products or knowingly provide any Nonconforming Engineering Services to Purchaser. Nothing contained in this Agreement shall be deemed to obligate Purchaser to inspect any Products produced hereunder. Without limiting any other rights available to Purchaser with respect to Nonconforming

     Engineering Services which are in violation of any Laws, in the event Supplier produces any Nonconforming Product or Nonconforming Engineering Service and Purchaser returns such Nonconforming Product to Supplier or rejects such Nonconforming Engineering Service (which return shall be at Supplier's risk and expense), Supplier shall promptly (and in any event no later than thirty (30) calendar days after receipt of such returned Product) replace such Product or reperform such Engineering Service, as applicable, at no cost to Purchaser (including any additional freight costs incurred). Supplier shall pay the shipping charges back to Purchaser for returned Products.

          8.2 Within twenty-four (24) hours of receipt of Purchaser's notice of receipt of any Nonconforming Products, Supplier will provide authorization to Purchaser for return of such Nonconforming Products at Supplier's risk and expense.

          8.3 If Purchaser sends Supplier a Corrective Action Request (CAR), Supplier will respond to Purchaser in writing within thirty (30) days after receipt thereof

                    ARTICLE 9: REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------

     Supplier hereby represents and warrants to Purchaser as follows:

          9.1 General. Supplier's performance hereunder shall be in accordance with all terms and provisions of this Agreement, including the Specifications. Without limiting the foregoing, (1) all Products supplied to Purchaser hereunder will upon shipment (x) comply with all Specifications and will be free from defects in materials (to the extent the materials were not specified in the relevant Specifications) and workmanship by Supplier, and (y) be packed and labeled according to the Specifications, and (2) all Engineering Services provided to Purchaser hereunder will upon provision to Purchaser comply with all Specifications.

          9.2 Compliance with Laws. All Engineering Services provided to Purchaser hereunder, and Supplier's performance hereunder (including without limitation Supplier's processes and Supplier's maintenance of the plant or plants used to manufacture the Products and perform the Engineering Services), shall at all times comply with all applicable Laws.

                           ARTICLE 10: INDEMNIFICATION
                           ---------------------------

          10.1 Supplier hereby indemnifies Purchaser and forever holds Purchaser, its Affiliates and their respective directors, officers, employees and agents and customers (collectively, "Purchaser Indemnitees") harmless from and against all claims, suits, actions, proceedings, damages, losses, liabilities, costs or expenses (including reasonable attorneys' fees, expenses and amounts paid in settlement) ("Claims") incurred by any Purchaser Indemnitee arising out of, based upon, or in connection with any (i) material breach of any of Supplier's warranties, representations or covenants under this Agreement, (ii) injuries or damages to Persons or property arising from or in any way related to the Engineering Services or to the use or consumption of any Products produced by Supplier for Purchaser pursuant to this Agreement, to the extent arising out of the condition of such Product(s) as of the date of shipment to Purchaser and caused by a failure to comply with the Specifications or a defect in materials (to the extent the materials were not specified in the relevant Specifications) or workmanship by Supplier,
     (iii) actual or alleged injury to Person or property or death occurring to any of Supplier's employees, agents or any individual on Supplier's premises, or (iv) fines and penalties for violations of Laws attributable to Supplier in connection with Supplier's manufacture of Products and/or performance of the Engineering Services.

          10.2 Purchaser hereby indemnifies Supplier and forever holds Supplier and its Affiliates and their respective directors, officers, employees and agents (collectively, "Supplier Indemnitees") harmless from and against all Claims incurred by Supplier arising out of, based upon, or in connection with (i) any material breach of any of Purchaser's warranties, representations or covenants under this Agreement, and (ii) the Products (except to the extent such claims are caused by Supplier's failure to comply with the Specifications or defects in workmanship by Supplier).

          10.3 Indemnification Procedure.

               (a) If any third party shall notify any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other party (the "Indemnifying Party") under this Article 10, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced by such delay.

               (b) The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as the Indemnifying Party notifies the Indemnified Party in writing within 45 days after receipt of notice from the Indemnified Party regarding such claim. So long as the Indemnifying Party is conducting the defense of such claim as provided in the immediately preceding sentence, the Indemnified Party may retain separate co-counsel at its sole cost and expense and may participate in defense of such claim. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to a Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

               (c) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided above, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate with counsel reasonably acceptable to the Indemnifying Party. In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party.

               (d) In the event that any Indemnified Party has a claim against any party obligated to provide indemnification pursuant to Article 10 hereof which does not involve a Third Party Claim, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). If the Indemnifying Party does not notify the Indemnified Party within 30 days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such claim, with a detailed statement of the basis of such position, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 10.3(d), the Indemnified Party shall respond in a written statement to the objection within 15 days and, for 60 days thereafter, the parties shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties). If the parties do not so agree, then either party may pursue its remedies under law following the aforesaid 60-day period.

          10.4 The provisions of this Article 10 shall survive the termination of this Agreement.

                           ARTICLE 11: PRODUCT RECALLS
                           ---------------------------

          11.1 If any Nonconforming Product, or any part thereof, is, or in the reasonable opinion of Supplier or Purchaser may become, the subject of any claim suit or proceeding arising out of personal injury or material damage to real property due to the noncompliance with Specifications, the parties shall work together to expeditiously recall the Products from Purchaser's own inventory and from Purchaser's direct and indirect customers. Supplier will reimburse Purchaser for all shipping and repair costs and other commercially reasonable out-of-pocket costs directly related to such recall. In the event of such a recall, Supplier shall use commercially reasonable efforts to repair or replace the recalled Products to correct any actual defects. The foregoing provisions of this Section 11.1 shall in no way diminish or otherwise affect Purchaser's rights and remedies under
     Section 10.1.

              ARTICLE 12: INTELLECTUAL PROPERTY AND CONFIDENTIALITY
              -----------------------------------------------------

          12.1 Except to the extent set forth in Section 12.2, nothing in this Agreement shall be construed to grant to Supplier any right, title or interest in, to or under any Intellectual Property (as defined in the Asset Purchase Agreement). The Products shall bear Purchaser's trademark, logo and/or trade dress and such other information as Purchaser selects. Supplier will not use any confusingly similar or colorable imitation of the Intellectual Property.

          12.2 During the Term and solely as necessary in connection with Supplier's performance hereunder, Supplier shall have the right to use such patents, trademarks and tradenames of Purchaser as are necessary to manufacture the Products and perform the Engineering Services purchased by Purchaser hereunder in conformity with the Specifications. Except for the rights described in the preceding sentence, nothing in this Section 12.2 or elsewhere in this Agreement will grant Supplier any right, title or interest in, to or under any Intellectual Property. At no time during or after the Term will Supplier or any of its Affiliates directly or indirectly challenge or assist any other Person or Persons in challenging any of the Intellectual Property, Purchaser's right, title and interest therein or the registration thereof, or register or attempt to register any trademarks, marks or tradenames confusingly similar to any of the Intellectual Property. Supplier's use of Purchaser's patents, trademarks and tradenames pursuant to this paragraph shall be of sufficient standards of quality to preserve the goodwill embodied therein.

          12.3 Supplier acknowledges that Purchaser possesses trade identity rights in the contrasting combination of a dark bodied portable electronic test instrument and yellow-hued holster or border. In recognition of these trade identity rights, Supplier agrees not to manufacture, sell, distribute or promote portable electronic test instruments utilizing a dark body and contrasting yellow-hued holster or border, unless the instruments are manufactured, sold, distributed or promoted by Supplier for Purchaser. In further recognition of Purchasers trade identity rights, Supplier agrees that all portable electronic test equipment manufactured, sold, distributed or promoted by Supplier after the date of this Agreement, shall have a total visual image that is distinctly different from Purchaser's dark-bodied instrument and contrasting yellow-hued holster/border combination. Supplier agrees to the foregoing terms on a worldwide basis.

          12.4 Covenants Relating to Intellectual Property.

               (a) Supplier hereby acknowledges and agrees that all Intellectual Property and all records, in whatever media (including written works), discoveries, documents, papers, notebooks, drawings, designs, technical information, inventions, trade dress, trade names, source code, object code, processes, methods or other copyrightable or otherwise protected works Purchaser or any of its Affiliates conceives, creates, makes, invents, or discovers and that result from the Engineering Services performed by Supplier or any of its Affiliates for Purchaser or any of its Affiliates (collectively, the "Works"), whether conceived, created, discovered, made, or invented individually or jointly with others, will be and remain the absolute property of Purchaser or Purchaser's respective Affiliate, as applicable, as will all the worldwide patent, copyright, trade secret, or other intellectual property rights in all such Works. Supplier irrevocably and unconditionally waives all rights that vest in Supplier or any of its Affiliates (whether before, on, or after the date of this Agreement) in connection with Supplier's or any of its Affiliate's authorship of any such copyrightable Works. Without limitation, Supplier waives the right to be identified as the author of any such Works and the right not to have any such Works subjected to derogatory treatment. Supplier recognizes any such Works are "works made for hire" pursuant to Section 101 and subsequent sections of Title 17 of the United States Code (U.S. Copyright Laws) of which Purchaser or Purchaser's respective Affiliate, as applicable, is the author.

               (b) Supplier will promptly disclose, grant, and assign ownership to Purchaser for its sole use and benefit any and all Intellectual Property (whether patentable or not). Supplier will promptly disclose and hereby grants and assigns ownership to Purchaser of all patent applications, letters patent, utility and design patents, copyrights, and reissues thereof or any foreign equivalents thereof, that may at any time be filed or granted for or upon any Intellectual Property.

               (c) Supplier will, without charge but at Purchaser's expense, promptly execute and deliver such applications, assignments, descriptions, and other instruments as Purchaser may consider reasonably necessary or proper to vest title to any Intellectual Property (including without limitation all intellectual property of Purchaser or any Affiliate of Purchaser as of the date hereof) in Purchaser and to enable it to obtain and maintain the entire worldwide right and title thereto.

               (d) Supplier will provide to Purchaser or Purchaser's Affiliates, at Purchaser's expense, all such assistance as Purchaser may reasonably require in the prosecution of applications for patents, copyrights, or reissues thereof relating to any Intellectual Property (including without limitation all intellectual property owned by Purchaser or any Affiliate of Purchaser as of the date hereof), in the prosecution or defense of interferences that may be declared involving any such applications, patents, or copyrights and in any litigation in which Purchaser may be involved relating to any Intellectual Property.

               (e) To the extent, if any, that Supplier owns rights to works, inventions, discoveries, proprietary information, and copyrighted or copyrightable works, or other forms of intellectual property that are incorporated in the work product Supplier creates for Purchaser, Supplier agrees that Purchaser will have an unrestricted, non-exclusive, royalty-free, perpetual, transferable license to make, use, sell, offer for sale, and sublicense such works and property in whatever form and Supplier hereby grants such license to Purchaser.(pound)

          12.5 The parties hereto may during the Term disclose to each other certain confidential and proprietary information which may include, but will not be limited to, drawings, schematics, equipment, software, and financial and other business records ("Proprietary Information"). Neither party will use the Proprietary Information or disclose it to any third party without the prior written consent of the other parties hereto, and both parties will instruct their employees and agents about this requirement. The term "Proprietary Information" includes the terms and conditions of this Agreement. Proprietary Information shall not include (1) any information in the public domain on the date of this Agreement, (2) information that, after the date of this Agreement, becomes part of the public domain (except by breach of this Agreement), (3) information that was received by Supplier from a third party with a right to disclose it, or (4) information that Supplier is required to disclose pursuant to law. The recipient party's obligation to protect Proprietary Information will survive this Agreement.

                         ARTICLE 13: PRODUCT LITERATURE
                         ------------------------------

          13.1 To assist Purchaser in marketing the Products, Supplier will provide to Purchaser in hard copy and on electronic media all user and technical information, documentation and literature related to the Products developed by Supplier pursuant to the Engineering Services ("Product Literature"). Such materials will be provided in sufficient time to allow Purchaser to create its own materials. Supplier hereby grants Purchaser a fully paid, perpetual license to use, reproduce and distribute the Product Literature.


                         ARTICLE 14: GENERAL PROVISIONS
                         ------------------------------

          14.1 Independent Contractors. The relationship of Supplier and Purchaser established by the Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or
     (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. Personnel assigned by Supplier to perform services under this Agreement will be employees of Supplier and will not for any purpose be considered employees or agents of Purchaser. Supplier assumes full responsibility for the actions of such personnel while performing services hereunder and shall be solely responsible for their supervision, direction and control, payment of salary (including withholding of income taxes and Social Security), workers' compensation, disability benefits and similar benefits.

          14.2 Applicable Laws. This Agreement shall be governed by and construed in accordance with the Laws of the state of New York.

          14.3 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) upon receipt if personally delivered or by overnight courier, (b) on the date sent if made by facsimile transmission to the party to whom such notice or communication is directed to the facsimile number of such Person stated below (or as otherwise provided to or obtained by the sending party) and if followed by a telephone call to such Person at the same time to the telephone number stated below (or otherwise provided to or obtained by the sending party) advising such Person (or leaving a voice mail for such Person) that the facsimile transmission has been sent, or (c) on the fifth business day after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

           To Purchaser:   Fluke Corporation
                           6920 Seaway Boulevard
                           Everett, Washington 98023
                           Attn:  Mark Kuhn, Vice President, Finance
                           (425) 356-5042 (phone)
                           (425) 356-5102 (telefax)

           and a required copy to:

                           Wilmer Cutler & Pickering
                           100 Light Street
                           Baltimore, Maryland 21202
                           Attn:  Mark A. Dewire, Esquire
                           (202) 663-6658 (phone)
                           (202) 663-6363 (telefax)

           To Supplier:    Pemstar, Inc.
                           3535 Technology Drive N.W.
                           Rochester, Minnesota 55901
                           Attn:  William Leary
                           (507) 288-6720 (phone)
                           (507) 280-0838 (telefax)

           and a required copy to:
                           Dorsey & Whitney LLP
                           201 First Avenue S.W., Suite 340
                           Rochester, Minnesota 55902
                           Attn:  William Jonason, Esq.
                           (507) 288-3156 (phone)
                           (507) 288-6190 ( telefax)

          Any party by written notice to the other may change the address or the Persons to whom notices or copies thereof shall be directed.

          14.4 Force Majeure. Nonperformance of either party will be excused to the extent that performance is rendered impossible by strike, fire, flood, earthquake, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and not caused by the negligence of the non-performing party.

          14.5 Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

          14.6 Partial Invalidity. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and be bound by the mutually agreed substitute provision.

          14.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

          14.8 No Waiver. No waiver of any term or condition of this Agreement will be valid or binding on either party unless the same will have been mutually assented to in writing by both parties. The failure of either party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, will in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

          14.9 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by an authorized representative of both parties.

          14.10. Survival of Certain Terms. Any termination of this Agreement shall be without prejudice to any right of action that either party has against the other at the date of termination. The provisions of the following Sections and Articles of this Agreement will survive its termination for any reason: Section 2.4 (Assistance by Supplier), Article 8 (Product Rejection), Article 9 (Representations and Warranties), Article 10 (Indemnification), Article 11 (Product Recalls), Article 12 (Intellectual Property and Confidentiality), and Article 14 (General Provisions). All other rights and obligations of the parties will cease upon termination of this Agreement.

          14.11 Public Statements. Public statements, press releases and announcements by either party pertaining to this Agreement will be in a form and made in a manner to be agreed upon by both parties and such agreement will not be withheld unreasonably.

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                       FLUKE INDUSTRIAL B.V.


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                       PEMSTAR B.V.

                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

     Fluke Corporation joins in this Agreement for the sole purpose of guaranteeing, and agreeing to take any and all actions necessary to guarantee, Purchaser's performance in accordance with the terms and conditions of this Agreement.

                                       FLUKE CORPORATION


                                       By: /s/ James H. Ditkoff
                                           -------------------------------------
                                           Name: James H. Ditkoff
                                                 -------------------------------
                                           Title: Vice President
                                                  ------------------------------

     Pemstar, Inc. joins in this Agreement for the sole purpose of guaranteeing, and agreeing to take any and all actions necessary to guarantee, Supplier's performance in accordance with the terms and conditions of this Agreement.

                                       PEMSTAR INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                       [Supply Agreement Signature Page]

         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                       FLUKE INDUSTRIAL B.V.


                                       By: /s/ Paul van Schendel
                                           -------------------------------------
                                           Name: Paul van Schendel
                                           Title: Managing Director


                                       PEMSTAR B.V.


                                       By: /s/ William Leary
                                           -------------------------------------
                                           Name: William Leary
                                                 -------------------------------
                                           Title: Managing Director
                                                  ------------------------------

     Fluke Corporation joins in this Agreement for the sole purpose of guaranteeing, and agreeing to take any and all actions necessary to guarantee, Purchaser's performance in accordance with the terms and conditions of this Agreement.

                                       FLUKE CORPORATION


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


     Pemstar, Inc. joins in this Agreement for the sole purpose of guaranteeing, and agreeing to take any and all actions necessary to guarantee, Supplier's performance in accordance with the terms and conditions of this Agreement .

                                       PEMSTAR INC.


                                       By: /s/ William Leary
                                           -------------------------------------
                                       Name: William Leary
                                             -----------------------------------
                                       Title: Managing Director
                                              ----------------------------------


                        [Supply Agreement Signature Page]